Exhibit 10.6
EXECUTION VERSION

July 17, 2020

W-Catalina (S) LLC
W-Catalina (C) LLC
c/o Wafra, Inc.
345 Park Avenue, 41st Floor
New York, NY 10154

Re: Acknowledgment
Reference is made to (A) the Investment Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among (i) W-Catalina (S) LLC (the “Wafra Management Subscriber”), (ii) Digital Colony Management Holdings, LP (“DCMH”), Colony Capital Operating Company, LLC (“CCOC”), and (iv) Colony Capital, Inc., a Maryland corporation (“Colony Capital”) and the other parties thereto; (B) the Investment Agreement (Carry), dated as of the date hereof (the “Carry Purchase Agreement”), by and among (i) W-Catalina (C) LLC (the “Wafra Participation Buyer,” and together with the Wafra Management Subscriber, the “Buyers”), (ii) Colony DCP (CI) Bermuda, LP (“Investment Holdings”), (iii) CCOC and (iv) Colony Capital and the other parties thereto, (C) the Investor Rights Agreement, dated as of the date hereof (the “Management Investor Rights Agreement”), by and among (i) the Wafra Management Subscriber, (ii) DCMH, (iii) CCOC and the other parties thereto; and (D) the Carried Interest Participation Agreement, dated as of the date hereof (the “Carried Interest Participation Agreement”), by and among the Wafra Participation Buyer, Investment Holdings, Colony Capital and the other parties thereto ((A), (B), (C) and (D) each a “Transaction Agreement”, and together, the “Transaction Agreements”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the applicable Transaction Agreement. This letter is being executed and delivered for the benefit of the parties to the Transaction Agreements, including the Buyers.

1.
Participation Rights. The Managing Director hereby agrees that the Buyers and WINC (or such other Wafra Entity(ies) designated by WINC) shall be granted and entitled to exercise, and the Managing Director shall take any and all actions to cause the Buyers and WINC (or such other Wafra Entity(ies) designated by WINC) to receive, the Competing Business Rights in respect of each business enterprise, fund or investment vehicle that constitutes a Competing Business; provided, that WINC (or such other Wafra Entity(ies) designated by WINC) and the Company shall have the following economic participation rights concurrently with the Managing Director’s (or any of his Related Person’s) receipt of such economic participation rights in respect of each business enterprise, fund or investment vehicle that constitutes a Competing Business, in each case, until such time that the applicable recipient of such Competing Business Rights or economic participation rights transfers, assigns or otherwise disposes of such Competing Business Rights or economic participation rights, it being agreed and understood that such rights shall be transferrable (and shall not cease upon any such transfer, assignment or disposition); provided, further, that, in any event, the Managing Director will be have no obligation to provide, and neither WINC (or such other Wafra Entity(ies) designated by WINC) nor the Company shall have

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any right to receive, any Competing Business Rights hereunder following any termination of the Managing Director’s employment with the Colony Capital Group or the Digital Colony Companies after the later to occur of (x) DCMH achieving a three-year average of $150.0 million of Available Cash before any Management Incentive Plan payments and (y) the seventh anniversary of the Closing Date:

a.	at any time prior to the closing of $2.0 billion of aggregate third party commitments (in addition to any commitments by any direct or indirect equityholder of WINC) to Digital Colony Fund II:

i.	WINC (or such other Wafra Entity(ies) designated by WINC) shall have the right (but not the obligation) to participate in any Competing Business; and

ii.
if such rights are exercised by WINC, WINC (or such other Wafra Entity(ies) designated by WINC) shall be entitled to receive 31.5% of the economic entitlements, including, without limitation, NFRE and Carried Interest, arising from the Competing Business;

b.
at any time during the period commencing on the closing of $2.0 billion of aggregate third party commitments (in addition to any commitments by any direct or indirect equityholder of WINC) to Digital Colony Fund II and ending on the later of (x) the termination of the investment period of Digital Colony Fund II and (y) the fifth anniversary of the Closing Date:

i.	each of WINC (or such other Wafra Entity(ies) designated by WINC) and the Company shall have the right (but not the obligation) to participate in any Competing Business;

ii.
if such rights are exercised by WINC and the Company, each of WINC (or such other Wafra Entity(ies) designated by WINC) and the Company shall be entitled to receive 15.75% each of the economic entitlements, including, without limitation, NFRE and Carried Interest, arising from the Competing Business; and

iii.
if such rights are not exercised by the Company, WINC shall have the right (but not the obligation) to increase its participation in the Competing Business and, upon exercise of such right, shall be entitled to receive up to 31.5% in the aggregate of the economic entitlements, including, without limitation, NFRE and Carried Interest, arising from the Competing Business, and

c.	at any time following the later to occur of (a) the termination of the investment period of Digital Colony Fund II and (b) the fifth anniversary of the Closing Date:

i.	each of WINC (or such other Wafra Entity(ies) designated by WINC) and the Company shall have the right (but not the obligation) to participate in any Competing Business;

ii.
if such rights are exercised by WINC and the Company, each of WINC (or such other Wafra Entity(ies) designated by WINC) and the Company shall be entitled to receive 15.75% each of the economic entitlements, including, without limitation, NFRE and Carried Interest, arising from the Competing Business; and

iii.
if such rights are not exercised by the Company, WINC (or such other Wafra Entity(ies) designated by WINC) shall have the right (but not the obligation) to increase its participation in such Competing Business and, upon exercise of such right, shall be entitled to receive up to 31.5% in the aggregate of the economic entitlements, including, without limitation, NFRE and Carried Interest, arising from the Competing Business.

d.
The Competing Business Rights (including the economic participation rights referenced above) shall be subject, in each case, to WINC (or the applicable Wafra Entities that participate in such Competing Business) or the Company (as applicable) bearing its applicable participation percentage of all costs associated therewith and making any applicable portion of Sponsor Commitments as if such Competing Business were a Digital Colony Fund (subject to the same limitations applicable to the Wafra Participation Buyer’s obligations to fund Sponsor Commitments to the Digital Colony Funds), with such portion to be ratably adjusted based on the percentage of economic entitlements held by each participant in such Competing Business. The Competing Business Rights (including the economic participation rights referenced above) shall be governed by separate documents to be entered into between the Managing Director, the Company (if applicable), and WINC (or such other applicable Wafra Entities that participate in such Competing Business) and shall be transferable in accordance with the terms of such documents.

e.	As used herein:

i.
“Competing Business” means any business enterprise that is competitive with the Digital Colony Business during the Restricted Period, and shall include any fund or investment vehicle that provides capital or investment advisory, investment management, investment sub advisory, or similar services to, an investment vehicle in exchange for compensation to the extent that the Managing Director, directly or indirectly, launches, creates, sponsors, forms, acquires any interest in, Controls, promotes, manages, renders services for, or in any manner engages in business on behalf of such a business enterprise, fund or investment vehicle that is not a Digital Colony Fund during the Restricted Period; and

ii.
“Competing Business Rights” means any and all rights, preferences and privileges of the Wafra Entities set forth in the Management Investor Rights Agreement, the Carried Interest Participation Agreement (including, for the avoidance of doubt and without limitation, the rights related to Transfers and the other rights set forth in Section 4 of the Management Investor Rights Agreement and Section 9 of the Carried Interest Participation

Agreement, and the covenants, obligations and information rights set forth in Section 5 of the Management Investment Rights Agreement and Section 6 of the Carried Interest Participation Agreement), and the other Ancillary Agreements (as defined in the Purchase Agreement), in respect of the Ownership Interests of the Wafra Entities, mutatis mutandis; provided, that to the extent that Colony Capital, any other member of the Colony Capital Group, any Digital Colony Company or any other Person (including Digital Colony Personnel) is required to take any action, (or refrain from taking any action), in order to deliver such rights, preferences and privileges to the Wafra Entities pursuant to the terms of the Management Investor Rights Agreement, the Carried Interest Participation Agreement or the other Ancillary Agreements (as defined in the Purchase Agreement), the Managing Director shall take any and all actions (or refrain from taking any action) in order to deliver such rights, in respect of each Competing Business as if such Managing Director were Colony Capital, any other relevant member of the Colony Capital Group, the relevant Digital Colony Company or such other Person, as applicable.

iii.
“Restricted Period” means the period commencing on the date of termination or expiration of the Managing Director’s employment with the Colony Capital Group or the Digital Colony Companies and ending on the two-year anniversary of such termination or expiration; provided that the Restricted Period shall cease immediately in the event that the Managing Director’s employment is terminated by the applicable Digital Colony Company or member of the Colony Capital Group without Cause, or by the Managing Director for Good Reason (as “Cause” or “Good Reason” are defined in the A&R Employment Agreement of the Managing Director in effect as of the date hereof).

2.
CFIUS/Regulatory Covenants. In his capacity as an employee of the Digital Colony Companies or the Colony Capital Group (as applicable), the Managing Director shall reasonably cooperate with Buyers in connection with Section 7.4 (Post-Closing Restructuring) and Section 7.7 (CFIUS) of the Purchase Agreement.

3.
Key Person Insurance. The Managing Director shall reasonably cooperate with the Wafra Representative to allow the Buyers to acquire, at the Wafra Entities’ sole expense, with the Buyers as named beneficiaries, key person insurance over the Managing Director as the Buyers may reasonably request from time to time following the Closing.

4.	Non-Disparagement.

a.
At all times on and following the Effective Date, Managing Director shall refrain from making any disparaging statements about the Company, the Buyers, their respective affiliates or any of its or their respective present or (to the extent such Persons serve in such capacity during Managing Director’s employment with the Company) future partners, members, directors, officers and, in their capacity as such, employees or other service providers to any third Persons, including, without limitation, to any press or other media, except (i) to the extent required by Law or legal process, by any Governmental Authority with apparent jurisdiction or applicable securities considerations, (ii) related to any good faith litigation or similar proceeding between Managing Director and the Buyers or any of such partners, members, directors or officers or otherwise in connection with any good faith litigation or similar proceeding or other efforts by Managing Director to enforce his rights or defend his actions under this letter agreement or any other agreement with the Buyers or any of such partners, members, directors or officers or (iii) for the making of any critical remarks about any such Person in connection with any analyses made or opinions expressed in the ordinary course of his duties to the Company during his employment therewith.

b.
At all times on and following the Effective Date, the partners, members, directors and senior executive officers of the Buyers shall not make, or cause to be made by the Buyers, any disparaging or negative statements about Managing Director to any third Persons, including, without limitation, to any press or other media, except (i) to the extent required by Law or legal process, by any Governmental Authority with apparent jurisdiction or applicable securities considerations, (ii) related to any good faith litigation or similar proceeding between Managing Director and the Buyers or otherwise in connection with any good faith litigation or similar proceeding by Managing Director to enforce his rights or defend his actions under this letter agreement or any other agreement with the Buyers or (iii) for the making of any critical remarks about Managing Director in connection with any analyses made or opinions expressed in the ordinary course of their respective duties to the Buyers.

5.
Sole Benefit. The provisions of this letter agreement are solely for the benefit of the Buyers. Additionally, the Managing Director hereby acknowledges that (i) each Buyer’s successors, assigns and transferees permitted under the Transaction Agreements, including such Buyer’s permitted Transferees, are intended third-party beneficiaries of, and may enforce directly, this letter agreement and (ii) in respect of Section 1 hereof, WINC and such other Wafra Entity(ies) designated pursuant to Section 1 by WINC are intended third-party beneficiary of, and may enforce directly, Section 1 hereof to the same extent as if WINC and such other Wafra Entity(ies) were parties hereto. Nothing in this letter agreement, express or implied, is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this letter agreement or any provision contained herein.

6.
Further Assurances. Subject to the terms of the Transaction Agreements, the Managing Director agrees to use the Managing Director’s commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the Contemplated Transactions, and, without limiting the generality of the foregoing, to execute and deliver all such further documents and do all acts and things as the Buyers may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of the Transaction Agreements.

7.
Representations and Warranties. The Managing Director hereby acknowledges and agrees that: (i) the Buyers consider the undertakings, covenants and agreements contained in this letter agreement to be a valuable and essential part of the Contemplated Transactions, and (ii) the Buyers would not consummate such transaction absent the Managing Director’s execution and delivery of this letter agreement. The Managing Director has the legal capacity to enter into this letter agreement and to perform the Managing Director’s obligations contemplated hereby. This letter agreement has been duly executed and delivered by the Managing Director and will be the valid and binding obligation of the Managing Director enforceable in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general equity principles. The execution, delivery and performance of this letter agreement by the Managing Director does not require any further consent of any third party or any Governmental Authority.

8.
Miscellaneous. The parties hereto agree that Section 10 of the Management Investor Rights Agreement is incorporated herein by reference, mutatis mutandis. This letter agreement shall be deemed amended, mutatis mutandis, by any corresponding amendment to any applicable Transaction Agreement. The initial address and contact information for notices to the Managing Director are set forth on the signature pages hereto.

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IN WITNESS WHEREOF, each of the undersigned has caused this letter agreement to be duly executed and delivered as of the date first above written.

MANAGING DIRECTOR:

/s/ Marc Ganzi
Name: Marc Ganzi
Address 1:
Address 2:
Tel:
Fax:
E-mail:

[Signature Page to Acknowledgement Letter]

IN WITNESS WHEREOF, each of the undersigned has caused this letter agreement to be duly executed and delivered as of the date first above written.
Acknowledged and Agreed:

WAFRA CATALINA (S) LLC

By: /s/ Fergus Healy
Name: Fergus Healy
Title: Authorized Signatory

WAFRA CATALINA (C) LLC

By: /s/ Fergus Healy
Name: Fergus Healy
Title: Authorized Signatory

[Signature Page to Acknowledgement Letter]

IN WITNESS WHEREOF, each of the undersigned has caused this letter agreement to be duly executed and delivered as of the date first above written.
Acknowledged and Agreed:

COLONY CAPITAL, INC.

By: /s/ Donna Hansen
Name: Donna Hansen
Title: Chief Administrative Officer

[Signature Page to Acknowledgement Letter]